Exhibit 99.1

AGREEMENT

     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G/A is being filed on behalf of each of the undersigned.

February 14, 2006	VENROCK ASSOCIATES
	By:	/s/ Anthony B. Evnin
Anthony B. Evnin
Managing General Partner

February 14, 2006	VENROCK ASSOCIATES III, L.P.
	By:	/s/ Anthony B. Evnin
Anthony B. Evnin
Managing General Partner

February 14, 2006	VENROCK ENTREPRENEURS FUND, L.P.
	By:	/s/ Anthony B. Evnin
Anthony B. Evnin
Managing General Partner

February 14, 2006	VENROCK ENTREPRENEURS FUND III, L.P.
	By:	/s/ Anthony B. Evnin
Anthony B. Evnin
Managing General Partner